SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 8, 2010

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2010, Central European Distribution Corporation, (the “Company”), through its wholly owned subsidiary Carey Agri International Poland sp. z o.o., (“Carey Agri”), entered into a Preliminary Agreement on Sale of Shares (the “Preliminary Agreement”) with Eurocash S.A. (“Eurocash”) pursuant to which (i) the Company agreed to sell all shares of Astor sp. z o.o., Dako-Galant Przedsiebiorstwo Handlowo Produkcyjne sp. z o.o., Damianex S.A., Delikates sp. z o.o., Miro sp. z o.o., MTC sp. z o.o., Multi-Ex S.A., Onufry S.A., Panta-Hurt sp. z o.o., Polskie Hurtownie Alkoholi sp. z o.o., Premium Distributors sp. z o.o., Przedsiebiorstwo Dystrybucji Alkoholi “Agis” sp. z o.o., Przedsiebiorstwo Handlu Spozywczego sp. z o.o. and Saol Dystrybucja sp. z o.o., representing 100% of the Company’s distribution business in Poland (the “Shares”), to Eurocash and (ii) Eurocash agreed to pay total consideration of 400 million PLN in cash, on a debt free, cash free basis, subject to potential price adjustments (if any) and Polish anti-trust approval (the “Total Consideration”). Under the terms of the Preliminary Agreement, the Total Consideration will be deposited into escrow to be released upon deletion of certain pledges from the Polish Register of Pledges; in any event, 75% of the Total Consideration will be released to the Company upon the lapse of 90 days from, and including, the closing date.

The foregoing description of the Preliminary Agreement is qualified in its entirety by reference to the Preliminary Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Preliminary Agreement has been included to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the parties thereto. The Preliminary Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to the Preliminary Agreement. Certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to investors and security holders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise or for any other purpose. Information concerning the subject matter of the representations and warranties may change after the date of the Preliminary Agreement and such change may or may not be fully reflected in the Company’s public disclosures. In addition, the Preliminary Agreement is modified by the disclosure schedules thereto.

On April 8, 2010, the Company also entered into a Distribution Agreement with Eurocash pursuant to which Eurocash will distribute the Company’s portfolio of brands and exclusive import brands in Poland for a period of six years.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

*2.1	Preliminary Agreement on Sale of Shares, dated as of April 8, 2010, by and between Eurocash S.A. and Carey Agri International Poland Sp. z o.o.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President and Chief Financial Officer

Date: April 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

*2.1	Preliminary Agreement on Sale of Shares, dated as of April 8, 2010, by and between Eurocash S.A. and Carey Agri International Poland Sp. z o.o.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.